Exhibit 99.2
                             BERNIE ALDRICH REMARKS
                            RIMG 2Q03 CONFERENCE CALL
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o    Good afternoon and thanks for taking the time to participate in our second quarter conference call.

o Joining me today is Dave Suden, our chief technology officer, and Rob Wolf, our chief financial officer.

o In keeping with Regulation FD, which prohibits us from providing an investor with any guidance unless it is also publicly released, we have provided financial guidance in our second quarter release.

o Our guidance is subject to a number of risks, including the potential impact of weakness in the national economy on the computer data storage and computer peripherals market.

o Other factors that could affect our performance are set forth in our filings with the Securities and Exchange Commission, which we urge you to review.

o Turning now to the second quarter, Rimage continued to post strong operating results despite the sluggish economy both here at home and in Europe.

o We are particularly encouraged by our second quarter performance, since we were facing a difficult comparison with the year-earlier period.

o Last year's second quarter benefited from a one-time, $2.0 million order from Kodak for expanding CD production capacity in Kodak's U.S. wholesale photo finishing labs.

o    That order pushed our sales to $12.3 million.

o Without it, our sales would have been $10.3 million, and our earnings would have been well under the $0.19 per share that we reported.

o    In this year's second quarter, our sales rose 4% to $12.8 million.

o When you exclude that non-recurring Kodak order, sales in this year's second quarter were up a strong 24%.



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o    In other words, our ongoing business was up 24% year-over-year.

o When looking at our earnings in the current quarter, it should also be noted that SG&A expense rose 13%, reflecting new marketing initiatives related to the Desktop line and currency adjustments on our European cost structure.

o Despite these factors, our earnings of $0.18 per share were only a penny less than the year-earlier amount.

o Moreover, we exceeded our second quarter earnings guidance of $0.15 to $0.17 per share.

o Our strong second quarter results were generated by a very balanced sales effort.

o No single customer accounted for a disproportionately large share of our second quarter sales.

o Our four targeted markets, which include digital photography, medical imaging, banking and finance, and government, contributed a combined 51% to our sales total for the first half of 2003.

o We also benefited from another solid contribution from our European operation, which posted second quarter sales growth of 16% in euros and accounted for 37% of our total second quarter sales volume.

o It bears repeating that the European market is very similar to that of North America in terms of overall size and specific CD/DVD market applications.

o As a result, we are aggressively pursuing a range of promising opportunities in the European market, and we believe it is realistic to expect, over time, a fairly evenly divided sales mix between North America and Europe.

o Finally, we ended the second quarter with a Desktop order backlog of approximately $750,000, all of which is scheduled to ship in this year's third quarter.



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o    Customer interest in our newly re-engineered Desktop product line has been strong, and we believe that will continue.

o    With this much said, I will now discuss several of our targeted markets.

o Today, medical imaging is our fastest growing market, which is remarkable when you consider that we were not involved in this arena as recently as two years ago.

o Our medical imaging sales have been strong throughout 2003, reflecting the effectiveness of our strategy of establishing strategic partnerships with industry-leading VARs.

o It is interesting to note that the majority of our new VARs are vertically integrated in the medical imaging arena.

o These new VARs obviously feel that Rimage has something of interest and substance to offer the medical imaging industry.

o Thus far, substantially all of our sales have been made into the after-market, where existing medical imaging installations are converted to provide digital output on CD/DVD media, in addition to conventional analog film.

o Industry sources estimate that approximately 80,000 to 100,000 worldwide applications in the medical imaging marketplace currently exist for our CD/DVD publishing systems.

o These applications, which include all imaging modalities from CT and MRI to ultrasound and mammography, are found in approximately 20,000 hospitals and clinics around the world.

o We are also pursuing promising opportunities for integrating our CD/DVD publishers into the imaging systems of leading OEMs of medical imaging equipment.

o Assuming we are successful with these OEM initiatives, it would be logical to assume that our medical imaging sales would gain added momentum.

o    The news on the digital photography front is also encouraging.


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o    Sales of CD publishers to European wholesale photo finishing labs were quite strong in the second quarter, and the outlook for this European market remains positive.

o The possibility also exists for sales to U.S. wholesale labs during the second half of this year.

o In addition, we are aggressively pursuing opportunities in the mini or one-hour lab segment of the digital photography market.

o We continue to believe it is only a matter of when, not if, major retail chains start the process of converting their one-hour labs to digital output.

o Our new DiscLab system, which is designed specifically for the labs in tens of thousands of retail establishments, has been integrated into the equipment of every major OEM of mini lab equipment.

o Through our OEM partners, we are currently engaged in discussions with several major retail chains.

o I will conclude my remarks by reviewing the financial guidance included in our second quarter earnings release.

o For the third quarter of 2003 ending September 30, we are forecasting earnings of $0.19 to $0.21 per diluted share on revenues of $13.0 million to $14.0 million.

o Quarterly sales in this range would be the strongest in Rimage's recent history.

o In summary, I simply want to emphasize that Rimage is performing at a high level despite a persistently sluggish economy.

o We believe this reflects steadily growing recognition of the inherent advantages of CD/DVD technology over certain conventional information technologies.

o Our performance also reflects the strength of our global distribution channel, which should be recognized as one of Rimage's greatest strengths.


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o    All in all, the combination of our technologies, our distribution channel and our sharp focus on strategic markets makes us very optimistic about Rimage's prospects over the balance of 2003.

o Thank you. Now, Rob Wolf will review our second quarter results in some detail.

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                                ROB WOLF REMARKS
                            RIMG 2Q03 CONFERENCE CALL
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o    Thanks, Bernie

o International sales made a strong contribution to our second quarter results.

o Sales in Europe, Latin America and Asia accounted for 43% of our second quarter total, with European sales continuing to account for the great majority of our overseas volume.

o Currency effects increased our worldwide sales by 7.2% in this year's second quarter and by 7.4% for the first half of 2003

o Reflecting the steady expansion of our worldwide installed base of CD/DVD publishing systems, sales of consumable supplies, including maintenance contracts, cartridges, printer ribbons, media and parts, increased 40% in the second quarter from the year-earlier level.

o    Recurring revenues accounted for 30% of our total second quarter sales.

o As you may know, our old Desktop product line included a printer that was manufactured by a competitor.

o As a result, we realized no recurring revenues on sales of replacement cartridges for that printer.

o Our new Desktop line incorporates a new inkjet printer based on HP technology, and we are now realizing a recurring revenue stream on sales of replacement cartridges for this printer.


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o    As Desktop sales continue to grow, we would anticipate a further expansion of high-margin recurring revenues.

o Rimage's second quarter gross margin was 50%, which was unchanged from both the year-earlier period and this year's first quarter.

o R&D expense of $927,000, or 7% of sales, was down from $1,013,000, or 8% of sales, in last year's second quarter.

o Selling, general and administrative expense increased 13% in the second quarter to $2.8 million or 22% of sales, reflecting investments in sales and marketing programs aimed at strengthening Rimage's penetration of its targeted markets.

o Reflecting the impact of the higher SG&A expense, our operating margin of 20% was down slightly from 21% in last year's second quarter but was unchanged in comparison to this year's first quarter.

o Finally, Rimage's effective tax rate was unchanged at 36.5% in the second quarter.

o Turning now to the balance sheet, cash and investments totaled $40 million at June 30, 2003, up from $36.3 million at the end of 2002.

o We attained this strong cash increase despite increased inventories for this period, which resulted primarily from delayed introduction of our new Desktop product line.

o Now that shipments of this new product are underway, we expect inventories to decline by the end of the third quarter.

o Shareholders' equity improved to $47 million at the end of the second quarter, from $42.2 million at year-end 2002.

o That wraps up our formal remarks, and now I will turn the conference call back to the operator, who will poll you for any questions.